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                   AMENDED PERFORMANCE STOCK AWARD GRANT AGREEMENT

   THIS AMENDED PERFORMANCE STOCK AWARD GRANT AGREEMENT (the "Agreement"), by and between TWIN DISC, INCORPORATED (the "Company") and _______________________ (the "Employee") is dated this ____ day of February, 2005, to memorialize an amendment of an award of performance stock previously granted on October 15, 2004.

   WHEREAS, the Company adopted an Stock Incentive Plan in 2004 (the "Plan") whereby the Compensation Committee of the Board of Directors (the "Committee") is authorized to grant performance stock awards that entitle an employee of the Company receiving such award to shares of common stock of the Company if the Company achieves a predetermined performance objective; and

   WHEREAS, effective October 15, 2004, the Committee made an award of performance stock to the Employee as an inducement to achieve the below described performance objective; and

   WHEREAS, the Committee has determined it to be in its best interests of the Company to amend the performance stock award granted to the Employee and took action to effectuate such amended grant on February 3, 2005.

   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

   1. Performance Stock Award Grant. Subject to the terms of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company has granted Employee a performance stock award effective October 15, 2004. Such performance stock award shall entitle the Employee to receive ______ shares of the Company's common stock (the "Shares") if the Company achieves _____________________________ ($___________) in consolidated annual revenue in the fiscal year beginning on July 1, 2006 and ending on June 30, 2007 (the "Performance Objective"), subject to the terms and conditions and restrictions set forth below. This Agreement amends and replaces any prior agreement between the Employee and the Company covering the October 15, 2004, grant of a performance stock award to the Employee.

   2. Price Paid by Employee. The price to be paid by the Employee for the shares granted shall be No Dollars ($ 0.00) per share.

   3. Voluntary Termination of Employment Prior to Retirement/Termination for Cause. If prior to attaining the Performance Objective an Employee voluntarily terminates employment prior to the Employee becoming eligible for normal or early retirement under the Company's defined benefit pension plan covering the Employee or the employment of an Employee is terminated for cause, the performance stock awards granted to such Employee shall be forfeited. The Committee shall conclusively determine whether an Employee was terminated for cause for purposes of this performance stock award.

   4. Death/Disability/Other Termination of Employment Other than Change of Control of Company. If prior to attaining the Performance Objective an Employee dies, becomes permanently disabled, voluntarily terminates employment after becoming eligible for normal or early retirement under the Company's defined benefit pension plan covering the Employee, or is terminated for any reason other than for cause or following a Change in Control of the Company as described in Section 5 (each a "Qualifying Event"), the performance stock awards granted to such Employee shall be paid on a prorated basis if and when the Performance Objective is achieved. Such prorated performance stock awards shall be subject to the following terms and conditions:

   (a) The prorated award shall be determined by multiplying the number of shares underlying the award by a fraction, the numerator of which is the number of days from July 1, 2004, through the Employee's last day of employment, and the denominator or which is the number of days from July 1, 2004, through June 30, 2007. Any fractional share of the Company resulting from such a prorated award shall be rounded up to a whole share of the Company.

   (b) Except as otherwise provided in Section 4(c), shares of the Company underlying such prorated awards shall be delivered in the ordinary course after the determination by the Committee that the Performance Objective has been achieved (and no later than 2-1/2 months after June 30, 2007).

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   (c) The Committee has the authority in its sole discretion to immediately vest the prorated portion of the performance stock awards granted hereunder of an Employee who experiences a Qualifying Event and deliver shares of Company stock underlying such prorated awards as if the Performance Objective had been fully achieved.

   (d) The Committee shall conclusively determine whether an Employee shall be considered permanently disabled for purposes of this performance stock award.

   5. Change of Control. Notwithstanding Sections 3 and 4 above, if an event constituting a Change in Control of the Company occurs and the Employee thereafter terminates employment for any reason, then the performance stock award granted hereunder shall immediately vest and the Shares of the Company underlying the award shall be delivered as if the Performance Objective had been fully achieved, regardless of whether termination of employment is by the Employee, the Company or otherwise. Employee's continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of the Employee's rights with respect to this
Section 5.

   For purposes of this Section 5, a "Change in Control of the Company" shall be deemed to occur in any of the following circumstances:

   (a) if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is then subject to such reporting requirement;

   (b) if any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
       Act) other than Michael Batten or any member of his family (the "Batten Family"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

   (c) if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

   (d) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

   6. No Rights of Shareholder. Until the Performance Objective is met, the performance stock award grant shall not entitle the Employee any rights of a shareholder, including the right to receive dividends or to vote the Shares. In the event that the Performance Objective is met, the Shares of the Company shall be issued to the Employee whose performance stock award has not been forfeited, and a certificate representing the Shares shall be delivered to the Employee.

   7. Employment Status. Neither this Agreement nor the Plan impose on the Company any obligation to continue the employment of the Employee.


                                           TWIN DISC, INCORPORATED

                                           By:_________________________________
                                           Its:________________________________

                                           EMPLOYEE:

                                           ____________________________________